UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 12(b) or (g) of

the Securities Exchange Act of 1934

(Date of Report (date of earliest event reported)): September 24, 2010

Oak Ridge Financial Services, Inc.

(Exact name of registrant specified in its charter)

North Carolina	000-52640	20-8550086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 Oak Ridge Road

P.O. Box 2

Oak Ridge, North Carolina 27310

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 644-9944

[not applicable]

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 20, 2010, the Board of Directors of the Bank of Oak Ridge, the sole bank subsidiary of Oak Ridge Financial Services, Inc., adopted the Bank of Oak Ridge Employee Stock Ownership Plan and Trust (the “Plan”) effective January 1, 2010. In approving the Plan, the Board of Directors considered, among other factors, the need to develop in the Bank’s employees an increased interest in the Bank’s successful operation.

It is the intention of the Bank that the contributions made by it, together with the income and dividends thereon, shall be accumulated and made available to such employees qualified under the Plan. Bank contributions to the Plan together with dividends and interest thereon will be primarily invested in stock of the holding company.

Each participant and former participant in the Plan will be entitled to direct the manner in which certain voting rights on full shares of the holding company stock acquired by the Plan.

Under the trust provisions of the Plan, employer contributions shall be paid to a trustee, which may be one or more persons, in accordance with the Plan. All holding company stock held by the trust fund may, to the extent not insistent with the trustee’s duties, be voted by the trustee. Notwithstanding the foregoing, each participant, former participant and/or beneficiary will be entitled to direct the voting of any voting shares of holding company stock allocated to his stock account with respect to any vote required for the approval or disapproval of any corporate merger consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all the assets of a trade or business, or other similar transactions prescribed by regulation, as otherwise provided for in the Plan. Any unallocated shares held by the trust shall be voted by the trustee in his sole discretion.

The Plan shall be administered by a committee consisting of not less than three nor more than nine individuals to be appointed by the Board of Directors to serve at the pleasure of the Board. No fee or compensation shall be paid to any member of the Committee for his services as such.

Item 2.03.	CREATION OF INDIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

The information required by this Item 2.03 as set forth in Item 1.01 – Entry into Material Definitive Agreement above and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 1.01 above.

Exhibit No.	Description

99.1	Bank of Oak Ridge Employee Stock Ownership Plan and Trust (the “Plan”) effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE FINANCIAL SERVICES, INC.
Date: September 24, 2010
	By:	/s/ Ronald O. Black
Ronald O. Black
President and CEO

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